Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$798,535,000 (Approximate)
Home Equity Loan Trust Series 2007-ASAP1

ACE Securities Corp (Depositor) ACE Securities Corp Home Equity Loan Trust, Series 2007-ASAP1 (Issuing Entity)

March 5, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

FREE WRITING PROSPECTUS DATED March 5, 2007
ACE Securities Corp.
Home Equity Loan Trust, Series 2007-ASAP1
$798,535,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	284,631,000	Float	2.29	1 - 84	0	ACT/360	March 2037	AAA / Aaa
A-2A	181,404,000	Float	1.00	1 - 22	0	ACT/360	March 2037	AAA / Aaa
A-2B	67,264,000	Float	2.00	22 - 28	0	ACT/360	March 2037	AAA / Aaa
A-2C	57,273,000	Float	3.00	28 - 56	0	ACT/360	March 2037	AAA / Aaa
A-2D	57,045,000	Float	6.22	56 - 84	0	ACT/360	March 2037	AAA / Aaa
M-1	31,510,000	Float	4.91	45 - 84	0	ACT/360	March 2037	AA+/ Aa1
M-2	28,608,000	Float	4.81	42 - 84	0	ACT/360	March 2037	AA+ /Aa2
M-3	16,170,000	Float	4.75	41 - 84	0	ACT/360	March 2037	AA+/Aa3
M-4	14,926,000	Float	4.72	40 - 84	0	ACT/360	March 2037	AA/A1
M-5	14,097,000	Float	4.70	40 - 84	0	ACT/360	March 2037	AA-/A2
M-6	13,682,000	Float	4.67	39 - 84	0	ACT/360	March 2037	A+/A3
M-7	12,024,000	Float	4.66	38 - 84	0	ACT/360	March 2037	A/Baa1
M-8	11,609,000	Float	4.65	38 - 84	0	ACT/360	March 2037	BBB+/Baa2
M-9	8,292,000	Float	4.65	38 - 84	0	ACT/360	March 2037	BBB/Baa3

Total	$798,535,000

Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered Certificates.”

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Certificates:
The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,657 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $829,214,912 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,479 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $364,444,648 and the Group II Mortgage Loans will represent approximately 2,178 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $464,770,264.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASAP1. The Issuing Entity is also referred to herein as the trust.

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	February 1, 2007

Expected Pricing:	Week of March 5, 2007

Expected Closing Date:	On or about March 13, 2007

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in March 2007.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month in which the Distribution Date occurs and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5170% for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the amount of the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of the Master Servicing Fee.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2) Overcollateralization (“OC”); and
3) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates and eleventh, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 3.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 7.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 43.80%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	21.90%	43.80%
M-1	AA+ / Aa1	18.10%	36.20%
M-2	AA+/Aa2	14.65%	29.30%
M-3	AA+/Aa3	12.70%	25.40%
M-4	AA/A1	10.90%	21.80%
M-5	AA-/A2	9.20%	18.40%
M-6	A+/A3	7.55%	15.10%
M-7	A/Baa1	6.10%	12.20%
M-8	BBB+/Baa2	4.70%	9.40%
M-9	BBB/Baa3	3.70%	7.40%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal remittance required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date over (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider (not caused by the occurrence of a Swap Provider trigger event) for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Net WAC Pass- Through Rate (Continued):
Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2007-ASAP1 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement” which will be effective commencing on the Distribution Date in March 2007 and ending immediately following the Distribution Date in August 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 and Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of [7.50]% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement” which will be effective commencing on the Distribution Date in March 2007 and ending immediately following the Distribution Date in August 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of [7.50]% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates, and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $738,019,064. Beginning with the Distribution Date in September 2007, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.05]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificate holders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans). Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 43.80% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Generally, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 36.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 29.30% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 25.40% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 21.80% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.40% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.10% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 12.20% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 9.40% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), and ninth to the Class M-9 Certificates until it reaches approximately a 7.40% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 36.50% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
March 2009 to February 2010	1.55%, plus 1/12th of 1.95% for each month thereafter
March 2010 to February 2011	3.50%, plus 1/12th of 1.95% for each month thereafter
March 2011 to February 2012	5.45%, plus 1/12th of 1.60% for each month thereafter
March 2012 to February 2013	7.05%, plus 1/12th of 0.85% for each month thereafter
March 2013 to Feburary 2014	7.90%, plus 1/12th of 0.05% for each month thereafter
March 2014 and thereafter	7.95%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
Payment Priority:	I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:

1.
Commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

	3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

	4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

5.
From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

	6.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

	7.	From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

	8.	From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

9.
From excess interest, if any, commencing on the Distribution Date occurring in September 2007, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

	10.	To pay any remaining amount to the Non-offered Certificates in accordance with the Pooling and Servicing Agreement.

II. Commencing on the Distribution Date occurring in September 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

	1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

	3.	To pay any unpaid allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.

4.
To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

	5.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.

	6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

	7.	To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Transaction Overview (Cont.)
ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of the reserve fund, the Group I Cap Agreement, the Group II Cap Agreement, certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Cap Schedules
Group I Cap Schedule			Group II Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)	Payment Date	Notional Amount ($)	Strike Rate (%)
3/25/2007	364,444,648	7.50	3/25/2007	464,770,264	7.50
4/25/2007	361,483,693	7.50	4/25/2007	461,101,462	7.50
5/25/2007	357,902,756	7.50	5/25/2007	456,645,091	7.50
6/25/2007	353,706,781	7.50	6/25/2007	451,406,948	7.50
7/25/2007	348,703,874	7.50	7/25/2007	445,396,823	7.50
8/25/2007	343,505,347	7.50	8/25/2007	438,628,667	7.50

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
9/25/2007	738,019,064	12/25/2009	159,994,002
10/25/2007	715,587,468	1/25/2010	153,071,583
11/25/2007	691,374,736	2/25/2010	146,456,715
12/25/2007	665,648,170	3/25/2010	140,133,942
1/25/2008	638,714,700	4/25/2010	134,089,983
2/25/2008	612,628,027	5/25/2010	128,312,289
3/25/2008	587,600,195	6/25/2010	122,788,897
4/25/2008	563,599,229	7/25/2010	117,508,397
5/25/2008	540,582,821	8/25/2010	112,459,947
6/25/2008	518,510,414	9/25/2010	107,633,094
7/25/2008	497,343,209	10/25/2010	103,017,903
8/25/2008	477,043,851	11/25/2010	98,604,903
9/25/2008	457,490,714	12/25/2010	94,385,055
10/25/2008	438,698,247	1/25/2011	90,349,733
11/25/2008	420,400,086	2/25/2011	86,490,702
12/25/2008	399,729,443	3/25/2011	82,800,102
1/25/2009	346,653,625	4/25/2011	79,270,423
2/25/2009	300,053,365	5/25/2011	75,894,506
3/25/2009	261,038,561	6/25/2011	72,665,510
4/25/2009	229,774,251	7/25/2011	69,576,910
5/25/2009	218,431,400	8/25/2011	66,622,467
6/25/2009	208,812,881	9/25/2011	63,796,234
7/25/2009	199,725,756	10/25/2011	61,092,494
8/25/2009	191,042,611	11/25/2011	58,505,833
9/25/2009	182,744,913	12/25/2011	56,031,033
10/25/2009	174,815,202	1/25/2012	53,662,963
11/25/2009	167,236,850	2/25/2012	51,390,117

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	21.31	4.32	2.29	1.61	1.22
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Aug-09

A-2A	Avg Life	14.66	1.55	1.00	0.83	0.68
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Sep-28	Feb-10	Dec-08	Sep-08	May-08

A-2B	Avg Life	23.33	3.74	2.00	1.76	1.46
	First Payment Date	Sep-28	Feb-10	Dec-08	Sep-08	May-08
	Last Payment Date	Jul-32	Jan-12	Jun-09	Feb-09	Nov-08

A-2C	Avg Life	27.18	6.61	3.00	2.09	1.83
	First Payment Date	Jul-32	Jan-12	Jun-09	Feb-09	Nov-08
	Last Payment Date	Dec-35	Dec-15	Oct-11	Jul-09	Feb-09

A-2D	Avg Life	29.59	11.75	6.22	3.64	2.15
	First Payment Date	Dec-35	Dec-15	Oct-11	Jul-09	Feb-09
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Sep-09

M-1	Avg Life	28.19	8.57	4.91	5.13	3.53
	First Payment Date	Jan-32	Mar-11	Nov-10	Nov-11	Sep-09
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-2	Avg Life	28.18	8.57	4.81	4.59	3.87
	First Payment Date	Dec-31	Mar-11	Aug-10	Apr-11	Jan-11
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-3	Avg Life	28.18	8.57	4.75	4.32	3.82
	First Payment Date	Dec-31	Mar-11	Jul-10	Jan-11	Nov-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-4	Avg Life	28.18	8.57	4.72	4.18	3.61
	First Payment Date	Dec-31	Mar-11	Jun-10	Nov-10	Aug-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-5	Avg Life	28.18	8.57	4.70	4.08	3.44
	First Payment Date	Dec-31	Mar-11	Jun-10	Sep-10	May-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	28.18	8.57	4.67	4.01	3.32
	First Payment Date	Dec-31	Mar-11	May-10	Jul-10	Mar-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-7	Avg Life	28.18	8.57	4.66	3.94	3.22
	First Payment Date	Dec-31	Mar-11	Apr-10	Jun-10	Feb-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-8	Avg Life	28.18	8.57	4.65	3.89	3.15
	First Payment Date	Nov-31	Mar-11	Apr-10	May-10	Jan-10
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

M-9	Avg Life	28.18	8.57	4.65	3.86	3.09
	First Payment Date	Nov-31	Mar-11	Apr-10	May-10	Dec-09
	Last Payment Date	Dec-36	Mar-20	Feb-14	Jun-12	Jan-11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	21.31	4.64	2.49	1.76	1.22
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jan-37	Jul-33	Oct-22	Jul-19	Aug-09

A-2A	Avg Life	14.66	1.55	1.00	0.83	0.68
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Sep-28	Feb-10	Dec-08	Sep-08	May-08

A-2B	Avg Life	23.33	3.74	2.00	1.76	1.46
	First Payment Date	Sep-28	Feb-10	Dec-08	Sep-08	May-08
	Last Payment Date	Jul-32	Jan-12	Jun-09	Feb-09	Nov-08

A-2C	Avg Life	27.18	6.61	3.00	2.09	1.83
	First Payment Date	Jul-32	Jan-12	Jun-09	Feb-09	Nov-08
	Last Payment Date	Dec-35	Dec-15	Oct-11	Jul-09	Feb-09

A-2D	Avg Life	29.59	13.72	7.51	4.63	2.15
	First Payment Date	Dec-35	Dec-15	Oct-11	Jul-09	Feb-09
	Last Payment Date	Jan-37	Feb-33	Oct-22	Sep-19	Sep-09

M-1	Avg Life	28.19	9.40	5.43	5.63	5.68
	First Payment Date	Jan-32	Mar-11	Nov-10	Nov-11	Sep-09
	Last Payment Date	Jan-37	Jun-30	Sep-20	Aug-17	May-16

M-2	Avg Life	28.19	9.38	5.31	4.98	4.76
	First Payment Date	Dec-31	Mar-11	Aug-10	Apr-11	Mar-11
	Last Payment Date	Jan-37	Jun-29	Feb-20	Feb-17	Jul-14

M-3	Avg Life	28.19	9.35	5.24	4.70	4.14
	First Payment Date	Dec-31	Mar-11	Jul-10	Jan-11	Nov-10
	Last Payment Date	Jan-37	Jul-28	Jun-19	Aug-16	Feb-14

M-4	Avg Life	28.18	9.33	5.19	4.55	3.89
	First Payment Date	Dec-31	Mar-11	Jun-10	Nov-10	Aug-10
	Last Payment Date	Dec-36	Nov-27	Jan-19	Apr-16	Nov-13

M-5	Avg Life	28.18	9.29	5.15	4.43	3.70
	First Payment Date	Dec-31	Mar-11	Jun-10	Sep-10	May-10
	Last Payment Date	Dec-36	Mar-27	Jul-18	Dec-15	Aug-13

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	28.18	9.24	5.09	4.33	3.56
	First Payment Date	Dec-31	Mar-11	May-10	Jul-10	Mar-10
	Last Payment Date	Dec-36	May-26	Jan-18	Jul-15	Apr-13

M-7	Avg Life	28.18	9.18	5.04	4.23	3.44
	First Payment Date	Dec-31	Mar-11	Apr-10	Jun-10	Feb-10
	Last Payment Date	Dec-36	Jun-25	Jun-17	Jan-15	Dec-12

M-8	Avg Life	28.18	9.08	4.96	4.14	3.34
	First Payment Date	Nov-31	Mar-11	Apr-10	May-10	Jan-10
	Last Payment Date	Dec-36	May-24	Oct-16	Jul-14	Aug-12

M-9	Avg Life	28.18	8.97	4.88	4.04	3.23
	First Payment Date	Nov-31	Mar-11	Apr-10	May-10	Dec-09
	Last Payment Date	Dec-36	Feb-23	Dec-15	Nov-13	Feb-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Effective Available Funds Schedule*
Period	Date	Net WAC Pass- Through Rate Class A-1 (%)	Net WAC Pass- Through Rate Class A-2 (%)	Net WAC Pass- Through Rate Mezz (%)
1	3/25/2007	31.965	31.130	31.497
2	4/25/2007	20.035	19.710	19.853
3	5/25/2007	20.285	19.950	20.097
4	6/25/2007	20.034	19.708	19.851
5	7/25/2007	20.285	19.948	20.096
6	8/25/2007	20.033	19.706	19.850
7	9/25/2007	22.044	21.716	21.860
8	10/25/2007	21.974	21.635	21.784
9	11/25/2007	21.692	21.363	21.508
10	12/25/2007	21.589	21.249	21.398
11	1/25/2008	21.268	20.937	21.083
12	2/25/2008	21.048	20.721	20.865
13	3/25/2008	21.054	20.705	20.858
14	4/25/2008	20.618	20.292	20.435
15	5/25/2008	20.521	20.184	20.332
16	6/25/2008	20.203	19.878	20.021
17	7/25/2008	20.136	19.782	19.937
18	8/25/2008	19.819	19.478	19.628
19	9/25/2008	19.640	19.302	19.451
20	10/25/2008	19.572	19.240	19.386
21	11/25/2008	19.281	18.944	19.092
22	12/25/2008	19.464	19.153	19.290
23	1/25/2009	19.814	19.288	19.520
24	2/25/2009	18.991	18.502	18.717
25	3/25/2009	18.940	18.396	18.635
26	4/25/2009	17.639	17.155	17.368
27	5/25/2009	17.696	17.192	17.414
28	6/25/2009	17.428	16.954	17.163
29	7/25/2009	17.980	17.409	17.660
30	8/25/2009	17.612	17.071	17.309
31	9/25/2009	17.487	16.946	17.184
32	10/25/2009	17.603	17.050	17.293
33	11/25/2009	17.240	16.706	16.941
34	12/25/2009	17.527	16.932	17.194
35	1/25/2010	17.858	17.259	17.522
36	2/25/2010	17.757	17.229	17.461
37	3/25/2010	18.554	17.965	18.224
38	4/25/2010	17.530	17.004	17.235
39	5/25/2010	17.707	17.161	17.401
40	6/25/2010	17.421	16.887	17.122
41	7/25/2010	18.135	17.523	17.792
42	8/25/2010	17.727	17.166	17.413
*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Effective Available Funds Schedule* (cont.)
Period	Date	Net WAC Pass- Through Rate Class A-1 (%)	Net WAC Pass- Through Rate Class A-2 (%)	Net WAC Pass- Through Rate Mezz (%)
43	9/25/2010	17.623	17.057	17.306
44	10/25/2010	17.824	17.242	17.498
45	11/25/2010	17.409	16.846	17.094
46	12/25/2010	17.639	17.044	17.306
47	1/25/2011	17.311	16.753	16.999
48	2/25/2011	17.214	16.675	16.912
49	3/25/2011	18.138	17.540	17.802
50	4/25/2011	17.017	16.477	16.712
51	5/25/2011	17.240	16.683	16.925
52	6/25/2011	16.846	16.290	16.532
53	7/25/2011	17.162	16.605	16.847
54	8/25/2011	16.749	16.229	16.456
55	9/25/2011	16.660	16.139	16.366
56	10/25/2011	16.898	16.358	16.593
57	11/25/2011	16.486	15.961	16.189
58	12/25/2011	16.731	16.193	16.427
59	1/25/2012	16.350	15.821	16.051
60	2/25/2012	16.275	15.761	15.984
61	3/25/2012	12.253	11.709	11.946
62	4/25/2012	11.455	10.945	11.167
63	5/25/2012	11.829	11.301	11.530
64	6/25/2012	11.440	10.930	11.152
65	7/25/2012	11.823	11.293	11.523
66	8/25/2012	11.436	10.927	11.148
67	9/25/2012	11.428	10.921	11.142
68	10/25/2012	11.801	11.276	11.504
69	11/25/2012	11.412	10.904	11.125
70	12/25/2012	11.785	11.260	11.488
71	1/25/2013	11.406	10.895	11.117
72	2/25/2013	11.400	10.893	11.114
73	3/25/2013	12.613	12.054	12.297
74	4/25/2013	11.384	10.878	11.098
75	5/25/2013	11.756	11.232	11.459
76	6/25/2013	11.369	10.862	11.082
77	7/25/2013	11.748	11.222	11.450
78	8/25/2013	11.363	10.859	11.078
79	9/25/2013	11.355	10.852	11.070
80	10/25/2013	11.724	11.205	11.430
81	11/25/2013	11.337	10.834	11.053
82	12/25/2013	11.706	11.186	11.412
83	1/25/2014	11.320	10.816	11.035
84	2/25/2014	11.311	10.807	11.026
*Running to Call
*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	545	5.3200	5.3300	545	45	426	4.7905	4.8752	422
2	205	5.3324	5.2950	204	46	436	4.7896	4.8949	433
3	223	5.3185	5.2449	223	47	425	4.7877	4.9163	427
4	205	5.2479	5.1840	212	48	425	4.7852	4.9354	427
5	223	5.2257	5.1305	231	49	457	4.9005	4.9558	451
6	205	5.1778	5.0710	219	50	424	4.9016	4.9574	420
7	248	5.1057	5.0057	248	51	434	4.9037	4.9593	430
8	248	5.0366	4.9627	248	52	422	4.9062	4.9605	420
9	247	4.9848	4.9213	247	53	433	4.9073	4.9624	432
10	248	4.9109	4.8814	248	54	421	4.9087	4.9636	421
11	246	4.8849	4.8490	247	55	420	4.9102	4.9642	421
12	246	4.8058	4.8105	248	56	431	4.9116	4.9744	431
13	249	4.8360	4.7835	252	57	419	4.9125	4.9832	420
14	245	4.7964	4.7441	249	58	431	4.9144	4.9943	431
15	247	4.7566	4.7041	252	59	421	4.9151	5.0030	424
16	245	4.7165	4.6646	250	60	422	4.9154	5.0127	426
17	248	4.6767	4.6257	255	61	443	4.9598	5.0237	454
18	245	4.6352	4.5838	253	62	407	4.9613	5.0243	420
19	247	4.5989	4.5483	256	63	424	4.9641	5.0263	436
20	250	4.5606	4.5711	261	64	406	4.9650	5.0275	419
21	249	4.5216	4.5988	261	65	424	4.9664	5.0292	437
22	280	4.4857	4.6282	287	66	406	4.9686	5.0312	420
23	395	4.4479	4.6636	386	67	406	4.9689	5.0307	420
24	396	4.4116	4.7050	392	68	423	4.9703	5.0417	436
25	415	4.7260	4.7459	402	69	405	4.9714	5.0526	419
26	391	4.7150	4.7346	383	70	422	4.9724	5.0647	435
27	399	4.7035	4.7233	391	71	404	4.9740	5.0755	420
28	391	4.6931	4.7128	385	72	404	4.9730	5.0885	420
29	405	4.6827	4.7025	395	73	456	5.0476	5.1000	464
30	397	4.6714	4.6909	389	74	403	5.0491	5.1011	412
31	396	4.6608	4.6800	390	75	420	5.0517	5.1037	429
32	405	4.6504	4.7047	398	76	402	5.0528	5.1040	412
33	396	4.6396	4.7306	391	77	419	5.0547	5.1055	429
34	409	4.6296	4.7573	403	78	401	5.0566	5.1071	412
35	429	4.6181	4.7891	426	79	401	5.0573	5.1066	411
36	433	4.6078	4.8169	431	80	418	5.0596	5.1144	428
37	462	4.8008	4.8472	449	81	400	5.0598	5.1225	410
38	418	4.7997	4.8463	409	82	417	5.0611	5.1294	427
39	431	4.7986	4.8447	422	83	399	5.0625	5.1365	411
40	423	4.7972	4.8431	416	84	398	5.0619	5.1449	411
41	436	4.7963	4.8423	431
42	427	4.7950	4.8405	422
43	427	4.7940	4.8381	422
44	437	4.7922	4.8581	432
* The product of 1) 120,000 and 2) a percentage, the numerator of which is aggregate net interest on the mortgage loans minus aggregate current interest paid to the certificates and any net swap payment to the swap provider plus any net swap payment received from the swap provider, and the denominator of which is aggregate pool balance of mortgage loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	29.71	21.99
M-2	23.72	19.15
M-3	20.72	17.53
M-4	18.15	16.01
M-5	15.91	14.58
M-6	13.81	13.14
M-7	11.96	11.78
M-8	10.37	10.53
M-9	9.57	9.87

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans	4,657	Index Type:
Aggregate Principal Balance	$829,214,912	6 Month LIBOR:	76.97%
Conforming Principal Balance Loans	$640,654,938	Fixed Rate:	23.03%
Average Principal Balance:	$178,058	W.A. Initial Periodic Cap:	2.985%
Range:	$10,295 - $1,480,000	W.A. Subsequent Periodic Cap:	1.002%
W.A. Coupon:	8.116%	W.A. Lifetime Rate Cap:	6.002%
Range:	5.125% - 16.750%	Property Type:
W.A. Gross Margin:	5.697%	Single Family:	65.48%
Range:	2.250% - 8.260%	PUD:	26.42%
W.A. Remaining Term (months):	347	Condo:	5.77%
Range (months):	113-360	2-4 Family:
W.A. Seasoning (months):	2	Occupancy Status:	2.33%
Latest Maturity Date:	February 1, 2037	Primary:	97.66%
State Concentration (Top 5):		Investment:	1.89%
California:	31.60%	Second Home:	0.46%
Florida:	10.42%	Documentation Status:
Arizona:	6.53%	Full:	70.90%
Ohio:	3.98%	Stated:	21.56%
Texas:	3.74%	Limited:	3.92%
W.A. Original Combined LTV:	83.14%	None:	3.61%
Range:	15.09% - 100.00%	Non-Zero W.A. Prepayment Penalty-Term (months):	28
First Liens:	93.69%	Loans with Prepay Penalties:	79.90%
Second Liens:	6.31%	Interest Only Loans:	36.67%
Non-Balloon Loans:	72.68%	Non-Zero W.A. Interest Only Term (months):	60
Non-Zero W.A. FICO Score:	649
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	Mortgage Rates (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	568	79,158,997	9.55	8.681	632	84.01
Harbourton Mortgage Investment	350	70,872,259	8.55	8.197	644	85.91
DHI Mortgage	436	51,491,106	6.21	8.612	651	86.58
Equity Resources	237	37,444,560	4.52	7.704	628	83.79
Other	3,066	590,247,990	71.18	8.013	653	82.34
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	18	2,478,931	0.30	6.813	680	63.22
Fixed - 20 Year	7	321,459	0.04	11.762	636	99.99
Fixed - 30 Year	515	108,686,329	13.11	7.063	684	73.96
Balloon - 10/30	17	904,418	0.11	11.875	633	99.87
Balloon - 15/30	783	38,488,756	4.64	11.470	645	99.42
Balloon - 20/30	158	10,547,968	1.27	11.184	666	99.79
Balloon - 30/40	141	28,522,230	3.44	7.831	660	83.05
Balloon - 30/50	3	988,172	0.12	6.560	743	86.47
ARM - 6 Month	2	692,272	0.08	8.048	657	91.91
ARM - 6 Month IO	11	2,770,399	0.33	7.496	613	75.95
ARM - 1 Year/6 Month	13	2,373,638	0.29	8.219	625	84.32
ARM - 1 Year/6 Month IO	5	2,088,000	0.25	6.980	648	80.00
ARM - 1 Year/6 Month 30/40 Balloon	1	81,963	0.01	8.810	751	100.00
ARM - 1 Year/6 Month 30/50 Balloon	2	1,037,599	0.13	6.439	651	76.72
ARM - 2 Year/6 Month	1,000	149,944,492	18.08	8.546	632	84.61
ARM - 2 Year/6 Month IO	855	223,667,877	26.97	7.854	652	81.90
ARM - 2 Year/6 Month 30/40 Balloon	287	64,302,358	7.75	8.184	639	83.72
ARM - 2 Year/6 Month 30/50 Balloon	186	51,697,676	6.23	8.181	633	86.33
ARM - 3 Year/6 Month	202	31,561,577	3.81	8.327	629	84.17
ARM - 3 Year/6 Month IO	272	63,512,335	7.66	7.475	643	84.15
ARM - 3 Year/6 Month 30/40 Balloon	55	12,490,451	1.51	8.270	636	86.69
ARM - 3 Year/6 Month 30/50 Balloon	46	13,675,005	1.65	7.581	649	82.64
ARM - 5 Year/6 Month	12	2,506,935	0.30	7.569	642	73.00
ARM - 5 Year/6 Month IO	51	12,061,651	1.45	7.705	662	82.14
ARM - 5 Year/6 Month 30/40 Balloon	4	697,153	0.08	8.038	610	73.91
ARM - 5 Year/6 Month 30/50 Balloon	11	3,115,269	0.38	7.745	646	85.62
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	3,463	525,114,650	63.33	8.322	648	83.61
60	1,191	303,513,162	36.60	7.759	650	82.31
120	3	587,100	0.07	8.146	626	82.41
Total:	4,657	829,214,912	100.00	8.116	649	83.14

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	672	22,708,945	2.74	11.539	631	97.50
50,000.01 - 100,000.00	937	70,477,859	8.50	9.743	632	88.56
100,000.01 - 150,000.00	883	109,802,593	13.24	8.551	632	84.64
150,000.01 - 200,000.00	685	119,293,913	14.39	8.054	638	82.89
200,000.01 - 250,000.00	487	109,004,448	13.15	7.943	640	83.50
250,000.01 - 300,000.00	319	87,319,924	10.53	7.956	645	83.73
300,000.01 - 350,000.00	191	61,885,626	7.46	7.876	652	84.33
350,000.01 - 400,000.00	126	47,360,061	5.71	7.732	654	82.31
400,000.01 - 450,000.00	103	43,749,041	5.28	7.430	663	81.14
450,000.01 - 500,000.00	71	33,690,687	4.06	7.370	665	79.74
500,000.01 - 550,000.00	54	28,219,959	3.40	7.466	663	80.00
550,000.01 - 600,000.00	38	21,662,029	2.61	6.882	681	81.00
600,000.01 - 650,000.00	22	13,736,146	1.66	7.178	661	77.38
650,000.01 - 700,000.00	13	8,773,141	1.06	6.849	696	74.36
700,000.01 - 750,000.00	10	7,307,769	0.88	7.149	672	74.38
750,000.01 - 800,000.00	12	9,402,618	1.13	7.025	685	66.92
800,000.01 - 850,000.00	5	4,178,594	0.50	7.035	700	76.39
850,000.01 - 900,000.00	3	2,612,549	0.32	7.363	673	80.00
900,000.01 - 950,000.00	5	4,667,834	0.56	7.651	712	78.99
950,000.01 - 1,000,000.00	7	6,900,369	0.83	7.352	699	77.62
1,000,000.01 >=	14	16,460,810	1.99	7.406	721	73.00
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	673	22,735,052	2.74	11.541	631	97.50
50,000.01 - 100,000.00	936	70,451,751	8.50	9.742	632	88.56
100,000.01 - 150,000.00	886	110,252,121	13.30	8.547	633	84.61
150,000.01 - 200,000.00	683	119,044,316	14.36	8.052	638	82.91
200,000.01 - 250,000.00	486	108,804,517	13.12	7.947	640	83.50
250,000.01 - 300,000.00	319	87,319,924	10.53	7.956	645	83.73
300,000.01 - 350,000.00	191	61,885,626	7.46	7.876	652	84.33
350,000.01 - 400,000.00	126	47,360,061	5.71	7.732	654	82.31
400,000.01 - 450,000.00	103	43,749,041	5.28	7.430	663	81.14
450,000.01 - 500,000.00	71	33,690,687	4.06	7.370	665	79.74
500,000.01 - 550,000.00	55	28,769,649	3.47	7.479	663	80.29
550,000.01 - 600,000.00	37	21,112,339	2.55	6.850	682	80.63
600,000.01 - 650,000.00	22	13,736,146	1.66	7.178	661	77.38
650,000.01 - 700,000.00	13	8,773,141	1.06	6.849	696	74.36
700,000.01 - 750,000.00	10	7,307,769	0.88	7.149	672	74.38
750,000.01 - 800,000.00	12	9,402,618	1.13	7.025	685	66.92
800,000.01 - 850,000.00	5	4,178,594	0.50	7.035	700	76.39
850,000.01 - 900,000.00	3	2,612,549	0.32	7.363	673	80.00
900,000.01 - 950,000.00	5	4,667,834	0.56	7.651	712	78.99
950,000.01 - 1,000,000.00	7	6,900,369	0.83	7.352	699	77.62
1,000,000.01 >=	14	16,460,810	1.99	7.406	721	73.00
Total:	4,657	829,214,912	100.00	8.116	649	83.14

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	17	904,418	0.11	11.875	633	99.87
121 - 180	801	40,967,687	4.94	11.188	647	97.23
181 - 240	165	10,869,427	1.31	11.201	665	99.79
301 - 360	3,674	776,473,380	93.64	7.906	649	82.14
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	12	4,728,643	0.57	5.331	759	50.44
5.500 - 5.999	113	49,766,147	6.00	5.722	725	64.35
6.000 - 6.499	106	30,919,658	3.73	6.230	685	81.16
6.500 - 6.999	334	87,581,037	10.56	6.738	666	79.87
7.000 - 7.499	435	98,421,340	11.87	7.212	658	82.01
7.500 - 7.999	718	164,195,509	19.80	7.712	649	81.22
8.000 - 8.499	517	105,972,295	12.78	8.183	639	83.08
8.500 - 8.999	568	107,767,499	13.00	8.698	632	84.17
9.000 - 9.499	306	48,233,750	5.82	9.181	618	88.34
9.500 - 9.999	312	44,004,033	5.31	9.730	610	88.93
10.000 - 10.499	191	20,792,044	2.51	10.215	624	93.67
10.500 - 10.999	222	20,822,969	2.51	10.713	637	97.03
11.000 - 11.499	239	15,619,941	1.88	11.209	636	98.90
11.500 - 11.999	234	13,900,115	1.68	11.756	626	99.24
12.000 - 12.499	171	8,966,747	1.08	12.223	615	99.72
12.500 - 12.999	65	3,255,768	0.39	12.681	609	98.93
13.000 - 13.499	25	954,573	0.12	13.230	604	99.85
13.500 - 13.999	14	650,334	0.08	13.783	597	99.74
14.000 - 14.499	23	867,562	0.10	14.333	593	99.99
14.500 - 14.999	44	1,520,925	0.18	14.723	590	99.94
15.000 - 15.499	6	202,279	0.02	15.015	594	100.00
15.500 - 15.999	1	26,780	0.00	15.875	595	100.00
16.500 - 16.999	1	44,962	0.01	16.750	598	100.00
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	89	20,431,932	2.46	6.568	687	40.65
50.01 - 55.00	30	8,447,555	1.02	6.694	674	52.82
55.01 - 60.00	47	10,276,267	1.24	7.062	656	58.00
60.01 - 65.00	80	20,925,007	2.52	6.775	678	63.46
65.01 - 70.00	91	20,069,419	2.42	7.445	644	68.55
70.01 - 75.00	107	29,110,921	3.51	7.260	651	73.80
75.01 - 80.00	1,860	405,176,738	48.86	7.702	650	79.90
80.01 - 85.00	199	41,349,399	4.99	8.221	615	84.26
85.01 - 90.00	325	65,556,446	7.91	8.200	641	89.47
90.01 - 95.00	268	53,542,874	6.46	8.090	653	94.61
95.01 - 100.00	1,561	154,328,354	18.61	9.930	645	99.95
Total:	4,657	829,214,912	100.00	8.116	649	83.14

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1 - 499	1	79,896	0.01	10.125	492	100.00
500 - 524	1	99,865	0.01	8.000	505	74.07
525 - 549	81	13,061,849	1.58	9.114	544	74.71
550 - 574	163	27,016,503	3.26	8.970	563	77.88
575 - 599	538	72,286,267	8.72	9.530	588	84.84
600 - 624	1,063	151,418,001	18.26	8.671	612	85.16
625 - 649	1,084	188,802,071	22.77	8.123	638	84.75
650 - 674	890	163,584,443	19.73	7.885	661	84.47
675 - 699	441	98,519,714	11.88	7.501	686	82.56
700 - 724	202	52,870,400	6.38	7.220	711	80.74
725 - 749	90	25,518,440	3.08	7.066	737	76.55
750 - 774	54	19,365,256	2.34	7.150	763	78.50
775 - 799	41	14,700,563	1.77	6.171	786	68.91
800 - 824	8	1,891,643	0.23	5.857	808	56.77
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	786	262,013,023	31.60	7.439	673	78.60
Florida	495	86,372,365	10.42	7.898	642	82.32
Arizona	345	54,146,667	6.53	8.131	639	84.39
Ohio	273	33,030,892	3.98	8.337	630	86.71
Texas	310	30,989,474	3.74	8.754	642	86.99
Illinois	186	30,739,553	3.71	8.869	634	85.64
Michigan	223	28,560,249	3.44	8.975	643	88.31
Maryland	112	25,293,074	3.05	8.219	635	82.93
Nevada	129	24,543,914	2.96	8.258	645	85.16
Washington	139	24,493,397	2.95	8.133	644	84.29
Minnesota	161	23,971,915	2.89	8.371	638	86.76
Virginia	111	20,331,016	2.45	8.379	636	84.69
Georgia	108	14,817,577	1.79	8.665	640	86.34
Wisconsin	127	14,716,239	1.77	8.665	639	87.19
Oregon	78	13,570,046	1.64	7.878	649	83.11
Colorado	87	13,459,609	1.62	8.153	647	86.73
Pennsylvania	100	13,400,300	1.62	8.880	629	88.74
New Jersey	46	11,045,596	1.33	8.624	627	82.63
Tennessee	97	10,718,849	1.29	8.474	635	89.08
Indiana	97	10,357,512	1.25	8.868	621	87.39
Missouri	80	9,295,789	1.12	9.200	626	90.79
Kentucky	63	7,095,753	0.86	8.610	635	85.58
New York	30	6,904,017	0.83	8.290	645	79.00
North Carolina	61	6,729,513	0.81	9.242	625	87.05
Connecticut	30	5,829,141	0.70	8.522	615	81.20
Louisiana	41	4,332,933	0.52	9.268	626	88.54
South Carolina	33	4,057,262	0.49	9.557	629	85.40
Utah	23	4,025,685	0.49	7.935	643	88.42
Alabama	30	3,790,719	0.46	8.932	618	86.37
New Mexico	31	3,771,226	0.45	9.067	619	82.00
Mississippi	33	3,564,830	0.43	9.044	620	89.73
Arkansas	29	3,395,997	0.41	8.771	639	90.66
Iowa	33	2,758,889	0.33	9.526	617	90.61
Oklahoma	28	2,232,276	0.27	8.825	628	87.23
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Idaho	17	2,026,290	0.24	8.533	642	81.06
Massachusetts	12	2,012,055	0.24	8.874	628	84.25
Hawaii	5	1,758,144	0.21	7.397	671	71.91
District of Columbia	6	1,707,280	0.21	8.286	638	71.81
Montana	9	1,661,555	0.20	9.355	592	82.09
West Virginia	9	1,274,662	0.15	9.120	648	84.97
Delaware	7	973,315	0.12	8.907	632	93.67
Kansas	11	820,873	0.10	9.637	641	91.32
Nebraska	7	552,444	0.07	8.635	640	86.79
Wyoming	3	427,901	0.05	9.625	600	82.64
New Hampshire	3	415,060	0.05	8.875	616	86.29
Vermont	2	408,422	0.05	8.485	644	87.19
South Dakota	6	341,250	0.04	9.381	636	93.40
Maine	2	268,552	0.03	7.781	656	96.25
Alaska	1	150,400	0.02	9.625	542	80.00
North Dakota	2	61,413	0.01	11.257	638	100.00
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	4,533	809,785,395	97.66	8.113	648	83.20
Investment	102	15,652,356	1.89	8.280	664	80.43
Second Home	22	3,777,160	0.46	7.957	660	81.14
Total:	4,657	829,214,912	100.00	8.116	649	83.14

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full	3,426	587,929,559	70.90	8.072	641	83.80
Stated	930	178,813,445	21.56	8.179	665	81.71
Limited	108	32,528,676	3.92	8.293	672	81.72
No Documentation	193	29,943,231	3.61	8.399	671	80.12
Total:	4,657	829,214,912	100.00	8.116	649	83.14

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,068	477,551,961	57.59	8.364	650	85.37
Refinance - Cashout	1,259	283,953,406	34.24	7.805	645	80.03
Refinance - Rate Term	330	67,709,544	8.17	7.668	658	80.42
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	3,005	543,006,485	65.48	8.112	650	82.63
PUD	1,254	219,076,172	26.42	8.045	645	84.05
Condo	288	47,825,274	5.77	8.296	652	84.84
2-4 Family	110	19,306,980	2.33	8.566	647	82.93
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2007-05	4	792,399	0.12	8.056	596	69.84
2007-06	3	728,582	0.11	7.653	661	85.76
2007-07	6	1,941,690	0.30	7.406	617	80.45
2007-11	4	353,103	0.06	9.255	622	85.61
2007-12	10	2,812,416	0.44	7.189	646	79.61
2008-01	4	1,525,780	0.24	7.228	640	84.09
2008-02	4	1,225,400	0.19	8.256	626	86.60
2008-03	1	195,238	0.03	9.600	634	94.96
2008-06	2	192,756	0.03	8.668	601	90.00
2008-07	8	1,568,746	0.25	7.412	647	82.40
2008-08	13	3,030,727	0.47	8.279	634	75.21
2008-09	42	10,033,874	1.57	8.092	642	82.46
2008-10	122	25,833,406	4.05	8.297	637	81.67
2008-11	707	146,882,766	23.01	8.206	641	82.99
2008-12	695	145,387,047	22.78	8.135	643	83.81
2009-01	596	125,205,378	19.62	8.098	642	84.38
2009-02	141	30,946,966	4.85	7.966	650	82.32
2009-08	1	312,102	0.05	7.625	662	80.00
2009-09	4	677,909	0.11	8.484	624	84.11
2009-10	27	4,810,726	0.75	8.126	634	82.21
2009-11	158	32,696,217	5.12	8.022	635	84.67
2009-12	207	43,961,656	6.89	7.678	641	84.34
2010-01	146	32,590,665	5.11	7.629	646	84.81
2010-02	32	6,190,092	0.97	7.896	616	80.26
2011-09	3	536,797	0.08	8.232	648	78.71
2011-11	20	4,027,422	0.63	8.270	635	82.88
2011-12	24	5,178,546	0.81	7.618	658	79.60
2012-01	27	6,965,642	1.09	7.307	653	81.98
2012-02	4	1,672,600	0.26	8.110	696	79.31
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	5	1,079,540	0.17	7.057	676	79.36
2.500 - 2.999	4	705,540	0.11	7.548	645	80.00
3.000 - 3.499	2	1,310,176	0.21	7.847	636	80.00
4.000 - 4.499	18	2,970,954	0.47	7.687	642	84.98
4.500 - 4.999	31	7,652,324	1.20	7.245	650	75.97
5.000 - 5.499	1,739	382,446,861	59.92	7.736	645	78.47
5.500 - 5.999	405	85,117,886	13.34	8.228	630	86.88
6.000 - 6.499	70	16,059,914	2.52	8.317	635	85.46
6.500 - 6.999	655	126,588,891	19.83	8.793	642	95.94
7.000 - 7.499	42	6,496,789	1.02	9.130	633	88.92
7.500 - 7.999	38	6,562,060	1.03	9.473	613	89.78
8.000 - 8.499	6	1,285,712	0.20	9.892	610	91.73
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	3	560,680	0.09	6.503	629	80.00
11.500 - 11.999	22	6,440,775	1.01	5.787	680	78.30
12.000 - 12.499	73	21,464,087	3.36	6.246	675	82.01
12.500 - 12.999	260	70,865,937	11.10	6.736	665	79.84
13.000 - 13.499	381	88,024,812	13.79	7.209	658	81.81
13.500 - 13.999	626	146,420,292	22.94	7.709	649	81.35
14.000 - 14.499	444	96,069,917	15.05	8.180	639	83.15
14.500 - 14.999	464	93,705,521	14.68	8.692	632	83.70
15.000 - 15.499	260	43,629,480	6.84	9.179	617	88.29
15.500 - 15.999	240	38,074,813	5.97	9.706	604	88.73
16.000 - 16.499	90	13,162,301	2.06	10.191	599	92.06
16.500 - 16.999	73	9,964,227	1.56	10.660	601	95.29
17.000 - 17.499	33	4,611,390	0.72	11.173	595	99.40
17.500 - 17.999	27	3,107,387	0.49	11.624	614	99.24
18.000 - 18.499	12	1,544,160	0.24	12.150	590	100.00
18.500 - 18.999	3	194,826	0.03	12.651	588	96.05
19.000 - 19.499	1	54,962	0.01	13.049	595	100.00
19.500 - 19.999	2	265,900	0.04	13.786	589	100.00
20.500 - 20.999	1	115,182	0.02	14.625	586	100.00
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.500 - 2.999	2	302,740	0.05	7.875	638	80.00
4.500 - 4.999	1	49,896	0.01	7.875	689	20.83
5.000 - 5.499	8	1,792,020	0.28	7.302	625	71.39
5.500 - 5.999	28	7,885,568	1.24	6.206	671	80.00
6.000 - 6.499	75	21,655,920	3.39	6.264	675	82.02
6.500 - 6.999	263	71,093,845	11.14	6.751	665	80.06
7.000 - 7.499	379	87,692,593	13.74	7.218	658	81.81
7.500 - 7.999	624	146,573,689	22.96	7.710	649	81.39
8.000 - 8.499	441	94,863,829	14.86	8.181	639	83.15
8.500 - 8.999	459	92,570,217	14.50	8.698	632	83.68
9.000 - 9.499	259	43,933,930	6.88	9.178	617	88.31
9.500 - 9.999	238	37,398,468	5.86	9.720	604	88.81
10.000 - 10.499	89	12,933,946	2.03	10.192	600	92.36
10.500 - 10.999	72	10,075,443	1.58	10.688	608	95.54
11.000 - 11.499	32	4,546,458	0.71	11.174	593	99.39
11.500 - 11.999	26	2,733,059	0.43	11.743	590	99.14
12.000 - 12.499	12	1,544,160	0.24	12.150	590	100.00
12.500 - 12.999	3	194,826	0.03	12.651	588	96.05
13.000 - 13.499	1	54,962	0.01	13.049	595	100.00
13.500 - 13.999	2	265,900	0.04	13.786	589	100.00
14.500 - 14.999	1	115,182	0.02	14.625	586	100.00
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	12	3,320,089	0.52	7.600	619	79.10
1.500	1	195,238	0.03	9.600	634	94.96
2.000	25	6,376,663	1.00	7.569	635	80.80
2.250	1	146,597	0.02	7.875	619	80.00
3.000	2,966	626,514,564	98.16	8.061	642	83.53
3.050	1	99,817	0.02	8.500	644	100.00
4.000	1	154,911	0.02	12.000	597	100.00
5.000	2	473,430	0.07	8.317	622	87.73
6.000	6	995,339	0.16	7.916	635	77.63
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	3,007	636,999,006	99.80	8.055	642	83.48
1.500	4	683,782	0.11	8.620	626	88.41
2.000	3	437,860	0.07	7.566	658	80.00
3.000	1	156,000	0.02	8.750	604	80.00
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	1	229,600	0.04	8.250	615	80.00
6.000 - 6.499	3,003	634,961,653	99.48	8.052	642	83.48
6.500 - 6.999	5	1,749,237	0.27	8.239	641	79.51
7.000 - 7.499	6	1,336,159	0.21	9.167	670	92.88
Total:	3,015	638,276,649	100.00	8.055	642	83.49
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,152	166,697,720	20.10	8.826	639	85.30
6	6	2,367,468	0.29	7.775	680	78.03
12	181	44,517,025	5.37	8.340	649	83.45
13	4	1,065,519	0.13	7.595	671	80.45
24	2,112	371,627,715	44.82	8.258	646	84.57
36	1,081	220,890,960	26.64	7.379	663	78.94
48	120	21,749,886	2.62	7.363	628	84.69
60	1	298,620	0.04	6.500	652	80.00
Total:	4,657	829,214,912	100.00	8.116	649	83.14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I*
Number of Mortgage Loans:	2,479	Index Type:
Aggregate Principal Balance:	$364,444,648	6 Month LIBOR:	78.39%
Conforming Principal Balance Loans:	$364,444,648	Fixed Rate:	21.61%
Average Principal Balance:	$147,013	W.A. Initial Periodic Cap:	2.983%
Range:	$10,295 - $541,518	W.A. Subsequent Periodic Cap:	1.002%
W.A. Coupon:	8.303%	W.A. Lifetime Rate Cap:	6.001%
Range:	5.125% - 16.750%	Property Type:
W.A. Gross Margin:	5.805%	Single Family:	68.09%
Range:	2.250% - 8.260%	PUD:	23.27%
W.A. Remaining Term (months):	350	Condo:	5.43%
Range (months):	172-360	2-4 Family:	3.21%
W.A. Seasoning (months):	2	Occupancy Status:
Latest Maturity Date:	February 1, 2037	Primary:	96.01%
State Concentration (Top 5):		Investment:	3.14%
California:	15.47%	Second Home:	0.85%
Florida:	10.15%	Documentation Status:
Arizona:	8.64%	Full:	81.89%
Minnesota:	5.66%	Stated:	15.56%
Illinois:	5.09%	Limited:	0.53%
W.A. Original Combined LTV:	84.54%	None:	2.02%
Range:	15.09% - 100.00%	Non-Zero W.A. Prepayment Penalty Term (months):	28
First Liens:	95.60%	Loans with Prepay Penalties:	80.10%
Second Liens:	4.40%	Interest Only Loans:	26.90%
Non-Balloon Loans:	69.92%	Non-Zero W.A. Interest Only Term (months):	60
Non-Zero W.A. FICO Score:	638

* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
Originator	Number of Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	Mortgage Rates (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Harbourton Mortgage Investment	238	42,353,993	11.62	8.263	639	86.14
DHI Mortgage	225	21,046,395	5.77	8.687	642	86.91
Paragon Home Lending	138	18,448,295	5.06	8.624	637	89.37
Advantage One Mortgage Corp	72	16,841,739	4.62	6.906	663	78.34
Other	1,806	265,754,226	72.92	8.345	637	84.16
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	10	1,441,561	0.40	6.931	701	68.65
Fixed - 20 Year	2	64,626	0.02	11.066	636	100.00
Fixed - 30 Year	301	46,052,110	12.64	7.739	663	79.47
Balloon - 15/30	363	13,279,879	3.64	11.573	638	99.65
Balloon - 20/30	57	2,357,600	0.65	11.332	641	99.63
Balloon - 30/40	84	15,335,474	4.21	7.976	655	84.27
Balloon - 30/50	2	238,345	0.07	7.144	632	77.58
ARM - 6 Month IO	7	1,967,500	0.54	6.927	617	73.75
ARM - 1 Year/6 Month	5	1,114,500	0.31	8.662	597	78.60
ARM - 1 Year/6 Month IO	2	484,000	0.13	6.606	655	80.00
ARM - 1 Year/6 Month 30/40 Balloon	1	81,963	0.02	8.810	751	100.00
ARM - 1 Year/6 Month 30/50 Balloon	1	187,834	0.05	8.990	577	85.00
ARM - 2 Year/6 Month	675	92,242,754	25.31	8.643	627	85.10
ARM - 2 Year/6 Month IO	366	71,670,735	19.67	7.855	641	82.96
ARM - 2 Year/6 Month 30/40 Balloon	176	34,788,055	9.55	8.288	628	84.15
ARM - 2 Year/6 Month 30/50 Balloon	121	27,544,064	7.56	8.290	633	88.21
ARM - 3 Year/6 Month	106	15,100,478	4.14	8.438	632	86.27
ARM - 3 Year/6 Month IO	102	19,487,256	5.35	7.809	644	84.36
ARM - 3 Year/6 Month 30/40 Balloon	39	7,893,445	2.17	8.304	623	85.66
ARM - 3 Year/6 Month 30/50 Balloon	25	5,970,908	1.64	7.989	643	84.83
ARM - 5 Year/6 Month	5	778,423	0.21	8.355	624	82.25
ARM - 5 Year/6 Month IO	20	4,431,352	1.22	7.780	660	85.62
ARM - 5 Year/6 Month 30/40 Balloon	4	697,153	0.19	8.038	610	73.91
ARM - 5 Year/6 Month 30/50 Balloon	5	1,234,634	0.34	7.512	665	85.09
Total:	2,479	364,444,648	100.00	8.303	638	84.54

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,982	266,403,806	73.10	8.482	637	85.06
60	496	97,899,542	26.86	7.818	642	83.15
120	1	141,300	0.04	7.513	663	90.00
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	397	13,106,270	3.60	11.622	628	97.90
50,000.01 - 100,000.00	464	35,322,057	9.69	9.399	626	86.55
100,000.01 - 150,000.00	578	72,263,305	19.83	8.458	631	84.62
150,000.01 - 200,000.00	417	72,187,856	19.81	8.061	639	83.22
200,000.01 - 250,000.00	275	61,754,331	16.94	7.998	637	83.70
250,000.01 - 300,000.00	164	44,767,660	12.28	7.956	639	84.42
300,000.01 - 350,000.00	99	31,983,969	8.78	7.855	651	83.83
350,000.01 - 400,000.00	59	22,227,503	6.10	7.547	655	82.76
400,000.01 - 450,000.00	24	9,818,594	2.69	7.418	670	81.42
450,000.01 - 500,000.00	1	471,586	0.13	6.500	682	80.00
500,000.01 - 550,000.00	1	541,518	0.15	6.800	703	80.00
Total:	2,479	364,444,648	100.00	8.303	638	84.54

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	397	13,106,270	3.60	11.622	628	97.90
50,000.01 - 100,000.00	464	35,322,057	9.69	9.399	626	86.55
100,000.01 - 150,000.00	580	72,563,164	19.91	8.452	631	84.58
150,000.01 - 200,000.00	415	71,887,998	19.73	8.065	639	83.25
200,000.01 - 250,000.00	275	61,754,331	16.94	7.998	637	83.70
250,000.01 - 300,000.00	164	44,767,660	12.28	7.956	639	84.42
300,000.01 - 350,000.00	99	31,983,969	8.78	7.855	651	83.83
350,000.01 - 400,000.00	59	22,227,503	6.10	7.547	655	82.76
400,000.01 - 450,000.00	24	9,818,594	2.69	7.418	670	81.42
450,000.01 - 500,000.00	1	471,586	0.13	6.500	682	80.00
500,000.01 - 550,000.00	1	541,518	0.15	6.800	703	80.00
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	373	14,721,440	4.04	11.118	644	96.62
181 - 240	59	2,422,226	0.66	11.325	641	99.64
301 - 360	2,047	347,300,981	95.30	8.163	638	83.93
Total:	2,479	364,444,648	100.00	8.303	638	84.54

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	3	1,056,029	0.29	5.256	779	44.42
5.500 - 5.999	36	9,303,812	2.55	5.742	726	65.64
6.000 - 6.499	47	11,087,579	3.04	6.225	673	77.60
6.500 - 6.999	150	31,789,822	8.72	6.742	672	80.40
7.000 - 7.499	223	42,763,256	11.73	7.228	659	83.09
7.500 - 7.999	384	71,690,498	19.67	7.715	644	81.98
8.000 - 8.499	282	49,783,035	13.66	8.195	631	84.30
8.500 - 8.999	359	56,314,906	15.45	8.707	623	84.91
9.000 - 9.499	190	25,895,580	7.11	9.182	614	88.08
9.500 - 9.999	201	26,647,769	7.31	9.724	605	88.13
10.000 - 10.499	100	9,327,001	2.56	10.203	613	93.08
10.500 - 10.999	111	10,480,333	2.88	10.693	618	97.22
11.000 - 11.499	98	6,001,994	1.65	11.208	615	98.37
11.500 - 11.999	104	5,273,530	1.45	11.748	611	98.89
12.000 - 12.499	98	3,999,355	1.10	12.194	615	99.55
12.500 - 12.999	35	1,242,652	0.34	12.654	607	100.00
13.000 - 13.499	17	541,081	0.15	13.222	608	99.74
13.500 - 13.999	6	161,110	0.04	13.775	596	98.95
14.000 - 14.499	8	218,460	0.06	14.284	593	99.99
14.500 - 14.999	24	774,426	0.21	14.718	590	99.88
15.000 - 15.499	2	47,457	0.01	15.000	589	100.00
16.500 - 16.999	1	44,962	0.01	16.750	598	100.00
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	47	8,093,463	2.22	6.853	678	40.05
50.01 - 55.00	19	3,263,777	0.90	7.974	625	53.56
55.01 - 60.00	22	4,076,085	1.12	7.825	633	57.69
60.01 - 65.00	45	8,146,429	2.24	7.580	636	63.46
65.01 - 70.00	53	9,935,837	2.73	7.635	629	68.69
70.01 - 75.00	62	12,443,847	3.41	7.803	634	73.82
75.01 - 80.00	887	145,813,546	40.01	7.833	639	79.82
80.01 - 85.00	127	22,856,580	6.27	8.426	610	84.37
85.01 - 90.00	211	37,884,218	10.40	8.272	636	89.58
90.01 - 95.00	182	34,737,755	9.53	7.998	653	94.55
95.01 - 100.00	824	77,193,112	21.18	9.741	640	99.93
Total:	2,479	364,444,648	100.00	8.303	638	84.54

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	54	8,655,398	2.37	9.139	543	76.39
550 - 574	101	16,164,874	4.44	8.933	563	77.84
575 - 599	308	37,695,878	10.34	9.601	588	84.77
600 - 624	664	86,005,323	23.60	8.745	612	85.97
625 - 649	556	82,849,366	22.73	8.185	637	85.86
650 - 674	409	62,953,461	17.27	7.921	661	85.84
675 - 699	201	34,993,034	9.60	7.489	686	83.38
700 - 724	95	17,082,372	4.69	7.286	712	84.95
725 - 749	49	10,175,388	2.79	7.082	738	82.18
750 - 774	23	3,736,806	1.03	7.351	763	86.77
775 - 799	15	3,411,208	0.94	6.137	786	60.59
800 - 824	4	721,541	0.20	6.490	810	69.72
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	211	56,377,317	15.47	7.365	658	76.38
Florida	225	36,975,869	10.15	7.976	633	82.38
Arizona	207	31,480,289	8.64	8.053	639	85.23
Minnesota	141	20,613,690	5.66	8.379	636	87.30
Illinois	113	18,554,473	5.09	8.995	626	87.29
Michigan	151	18,340,179	5.03	8.948	640	88.92
Texas	169	14,565,408	4.00	8.861	633	87.39
Washington	87	14,426,995	3.96	8.123	645	84.98
Wisconsin	111	12,705,708	3.49	8.635	640	86.49
Maryland	62	12,238,766	3.36	8.246	639	83.95
Nevada	60	12,157,567	3.34	7.971	649	85.49
Ohio	105	11,733,944	3.22	8.734	628	87.79
Virginia	53	9,781,834	2.68	8.265	634	84.44
Oregon	49	8,121,751	2.23	7.771	654	83.84
Georgia	69	8,121,044	2.23	8.852	633	85.34
Colorado	53	8,109,415	2.23	8.151	645	88.76
Pennsylvania	61	7,554,377	2.07	8.947	627	88.77
Indiana	76	7,448,664	2.04	8.854	622	88.93
Tennessee	57	6,267,412	1.72	8.494	640	90.26
New Jersey	28	6,214,657	1.71	8.422	620	81.36
Missouri	51	5,810,563	1.59	9.094	623	90.91
Kentucky	50	4,264,701	1.17	9.085	623	88.26
North Carolina	35	3,254,378	0.89	9.406	621	88.57
Utah	18	3,065,879	0.84	8.003	645	89.42
Alabama	23	2,668,101	0.73	8.965	619	86.03
Iowa	26	2,298,583	0.63	9.551	614	90.46
Connecticut	18	2,236,327	0.61	8.025	634	77.46
South Carolina	22	2,133,998	0.59	9.421	625	86.43
Louisiana	20	1,873,877	0.51	9.916	612	90.73
New York	9	1,754,636	0.48	8.213	642	80.42
Oklahoma	20	1,522,610	0.42	9.178	620	88.50
Massachusetts	8	1,363,313	0.37	8.519	629	85.96
New Mexico	14	1,344,502	0.37	8.967	620	84.68
Mississippi	18	1,313,365	0.36	9.792	604	92.63
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Idaho	10	1,100,481	0.30	8.449	660	82.00
District of Columbia	4	1,032,484	0.28	8.189	611	60.35
Montana	6	945,003	0.26	8.844	612	82.25
West Virginia	7	764,737	0.21	9.416	655	88.28
Arkansas	8	718,292	0.20	9.552	625	98.63
Delaware	2	581,972	0.16	8.033	643	94.56
Kansas	6	555,093	0.15	9.253	638	89.16
Nebraska	7	552,444	0.15	8.635	640	86.79
Hawaii	1	541,518	0.15	6.800	703	80.00
Vermont	2	408,422	0.11	8.485	644	87.19
Wyoming	2	256,921	0.07	10.540	613	84.40
New Hampshire	1	130,990	0.04	7.125	649	80.00
Maine	1	100,687	0.03	8.875	594	90.00
North Dakota	2	61,413	0.02	11.257	638	100.00
Total:	2,479	364,444,648	100.00	8.303	638	84.54

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,383	349,918,427	96.01	8.307	637	84.71
Investment	79	11,437,508	3.14	8.238	670	80.58
Second Home	17	3,088,713	0.85	8.064	660	80.16
Total:	2,479	364,444,648	100.00	8.303	638	84.54

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full	2,072	298,433,464	81.89	8.316	633	85.80
Stated Documentation	346	56,723,612	15.56	8.253	658	79.19
No Documentation	49	7,373,331	2.02	8.186	692	76.30
Limited	12	1,914,241	0.53	8.298	645	79.59
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	841	162,520,427	44.59	8.100	637	82.33
Purchase	1,375	157,607,784	43.25	8.566	638	86.75
Refinance - Rate Term	263	44,316,436	12.16	8.114	644	84.80
Total:	2,479	364,444,648	100.00	8.303	638	84.54

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,693	248,145,561	68.09	8.335	637	84.30
PUD	582	84,806,120	23.27	8.123	640	85.27
Condo	132	19,790,393	5.43	8.388	646	85.44
2-4 Family	72	11,702,574	3.21	8.792	637	83.02
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2007-05	2	401,000	0.14	7.435	595	60.19
2007-06	1	376,000	0.13	6.375	691	80.00
2007-07	4	1,190,500	0.42	6.931	601	76.35
2007-12	5	1,103,062	0.39	7.173	648	78.61
2008-01	1	187,834	0.07	8.990	577	85.00
2008-02	3	577,400	0.20	9.806	570	82.79
2008-06	1	86,062	0.03	9.000	590	90.00
2008-07	5	756,381	0.26	8.217	634	82.35
2008-08	9	1,366,943	0.48	8.457	618	80.28
2008-09	24	4,782,910	1.67	8.413	617	85.16
2008-10	77	12,834,892	4.49	8.311	632	81.53
2008-11	421	70,706,785	24.75	8.434	633	84.93
2008-12	390	64,847,397	22.70	8.262	632	84.30
2009-01	342	58,968,837	20.64	8.194	632	85.53
2009-02	69	11,895,401	4.16	8.086	646	84.36
2009-08	1	312,102	0.11	7.625	662	80.00
2009-09	3	399,200	0.14	8.473	633	80.00
2009-10	12	1,565,330	0.55	8.404	636	83.69
2009-11	75	13,788,149	4.83	8.263	632	85.77
2009-12	103	18,611,222	6.51	7.981	640	86.22
2010-01	63	11,172,352	3.91	8.026	643	84.66
2010-02	15	2,603,732	0.91	8.375	611	79.97
2011-09	2	384,350	0.13	7.580	675	78.20
2011-11	10	1,950,822	0.68	8.135	637	88.71
2011-12	11	2,456,577	0.86	7.591	669	79.68
2012-01	9	1,792,812	0.63	7.932	648	88.00
2012-02	2	557,000	0.19	7.552	620	77.94
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	2	360,676	0.13	7.346	710	78.08
2.500 - 2.999	1	194,800	0.07	7.625	673	80.00
4.000 - 4.499	11	1,447,038	0.51	7.603	649	88.94
4.500 - 4.999	17	4,284,431	1.50	7.202	643	73.49
5.000 - 5.499	830	140,394,052	49.14	7.891	633	77.65
5.500 - 5.999	264	48,744,491	17.06	8.349	625	86.93
6.000 - 6.499	43	7,829,341	2.74	8.410	628	86.09
6.500 - 6.999	434	73,475,677	25.72	8.771	640	96.28
7.000 - 7.499	25	3,753,172	1.31	9.090	626	89.74
7.500 - 7.999	28	4,183,146	1.46	9.415	607	87.92
8.000 - 8.499	5	1,008,229	0.35	9.793	628	97.71
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	1	229,600	0.08	8.250	615	80.00
11.500 - 11.999	7	1,411,763	0.49	5.794	701	79.42
12.000 - 12.499	31	7,073,307	2.48	6.257	663	78.99
12.500 - 12.999	110	22,551,687	7.89	6.746	668	80.55
13.000 - 13.499	186	36,348,921	12.72	7.225	658	82.79
13.500 - 13.999	329	62,512,463	21.88	7.713	643	82.15
14.000 - 14.499	238	43,693,011	15.29	8.197	630	84.54
14.500 - 14.999	288	46,870,181	16.41	8.693	621	84.37
15.000 - 15.499	163	23,211,623	8.13	9.174	612	87.82
15.500 - 15.999	159	23,135,618	8.10	9.708	601	88.67
16.000 - 16.499	53	6,610,021	2.31	10.198	598	92.59
16.500 - 16.999	48	6,742,373	2.36	10.680	605	96.64
17.000 - 17.499	24	2,970,214	1.04	11.206	595	99.54
17.500 - 17.999	17	1,774,127	0.62	11.736	588	99.10
18.000 - 18.499	5	496,166	0.17	12.126	593	100.00
18.500 - 18.999	1	43,978	0.02	12.750	597	100.00
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	3	427,755	0.15	8.348	617	77.34
5.500 - 5.999	12	2,577,846	0.90	6.778	672	82.84
6.000 - 6.499	33	7,265,139	2.54	6.313	662	79.09
6.500 - 6.999	114	23,166,595	8.11	6.794	667	80.68
7.000 - 7.499	184	35,982,887	12.60	7.245	658	82.74
7.500 - 7.999	330	62,690,713	21.94	7.714	643	82.19
8.000 - 8.499	236	43,200,462	15.12	8.197	630	84.49
8.500 - 8.999	285	46,307,829	16.21	8.703	621	84.34
9.000 - 9.499	161	22,984,915	8.05	9.177	612	87.98
9.500 - 9.999	157	22,795,193	7.98	9.716	601	88.61
10.000 - 10.499	52	6,381,666	2.23	10.199	599	93.22
10.500 - 10.999	47	6,674,499	2.34	10.687	605	96.76
11.000 - 11.499	23	2,905,282	1.02	11.207	591	99.53
11.500 - 11.999	17	1,774,127	0.62	11.736	588	99.10
12.000 - 12.499	5	496,166	0.17	12.126	593	100.00
12.500 - 12.999	1	43,978	0.02	12.750	597	100.00
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	7	1,967,500	0.69	6.927	617	73.75
2.000	12	2,364,352	0.83	8.292	617	81.94
2.250	1	146,597	0.05	7.875	619	80.00
3.000	1,637	280,631,123	98.23	8.251	634	84.75
5.000	1	229,600	0.08	8.250	615	80.00
6.000	2	335,879	0.12	8.348	608	72.99
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,656	285,030,507	99.77	8.242	633	84.63
1.500	3	488,544	0.17	8.229	623	85.80
3.000	1	156,000	0.05	8.750	604	80.00
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	1	229,600	0.08	8.250	615	80.00
6.000 - 6.499	1,653	284,322,805	99.53	8.243	633	84.64
6.500 - 6.999	2	356,053	0.12	7.493	631	74.24
7.000 - 7.499	4	766,593	0.27	8.284	623	88.87
Total:	1,660	285,675,052	100.00	8.242	633	84.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP I COLLATERAL

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	582	72,532,349	19.90	8.893	632	86.14
12	94	19,372,217	5.32	8.347	641	84.27
13	2	372,500	0.10	7.300	657	83.79
24	1,152	164,577,814	45.16	8.370	634	85.12
36	649	107,589,769	29.52	7.799	649	82.64
Total:	2,479	364,444,648	100.00	8.303	638	84.54

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans	2,178	Index Type:
Aggregate Principal Balance	$464,770,264	6 Month LIBOR:	75.87%
Conforming Principal Balance Loans	$276,210,291	Fixed Rate:	24.13%
Average Principal Balance:	$213,393	W.A. Initial Periodic Cap:	2.988%
Range:	$10,681 - $1,480,000	W.A. Subsequent Periodic Cap:	1.002%
W.A. Coupon:	7.969%	W.A. Lifetime Rate Cap:	6.004%
Range:	5.250% - 15.875%	Property Type:
W.A. Gross Margin:	5.61%	Single Family:	63.44%
Range:	2.250% - 8.250%	PUD:	28.89%
W.A. Remaining Term (months):	345	Condo:	6.03%
Range (months):	113-360	2-4 Family:	1.64%
W.A. Seasoning (months):	2	Occupancy Status:
Latest Maturity Date:	February 1, 2037	Primary:	98.95%
State Concentration (Top 5):		Investment:	0.91%
California:	44.24%	Second Home:	0.15%
Florida:	10.63%	Documentation Status:
Arizona:	4.88%	Full:	62.29%
Ohio:	4.58%	Stated:	26.27%
Texas:	3.53%	Limited:	6.59%
W.A. Original Combined LTV:	82.03%	None:	4.86%
Range:	17.53% - 100.00%	Non-Zero W.A. Prepayment Penalty - Term (months):	28
First Liens:	92.20%	Loans with Prepay Penalties:	79.74%
Second Liens:	7.80%	Interest Only Loans:	44.34%
Non-Balloon Loans:	74.84%	Non-Zero W.A. Interest Only Term (months):	60
Non-Zero W.A. FICO Score:	657
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
Originator	Number of Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	Mortgage Rates (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	568	79,158,997	17.03	8.681	632	84.01
DHI Mortgage	211	30,444,711	6.55	8.560	657	86.35
2CI Direct, LLC	67	29,971,293	6.45	8.133	690	82.43
Harbourton Mortgage Investment	112	28,518,265	6.14	8.099	651	85.56
Other	1,220	296,676,997	63.83	7.689	660	80.68
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	8	1,037,370	0.22	6.649	650	55.66
Fixed - 20 Year	5	256,833	0.06	11.937	636	99.99
Fixed - 30 Year	214	62,634,219	13.48	6.566	700	69.90
Balloon - 10/30	17	904,418	0.19	11.875	633	99.87
Balloon - 15/30	420	25,208,877	5.42	11.415	649	99.30
Balloon - 20/30	101	8,190,368	1.76	11.141	673	99.83
Balloon - 30/40	57	13,186,756	2.84	7.662	665	81.64
Balloon - 30/50	1	749,827	0.16	6.375	779	89.29
ARM - 6 Month	2	692,272	0.15	8.048	657	91.91
ARM - 6 Month IO	4	802,899	0.17	8.891	602	81.33
ARM - 1 Year/6 Month	8	1,259,138	0.27	7.827	649	89.39
ARM - 1 Year/6 Month IO	3	1,604,000	0.35	7.093	645	80.00
ARM - 1 Year/6 Month 30/50 Balloon	1	849,765	0.18	5.875	667	74.89
ARM - 2 Year/6 Month	325	57,701,738	12.42	8.391	641	83.82
ARM - 2 Year/6 Month IO	489	151,997,143	32.70	7.854	657	81.40
ARM - 2 Year/6 Month 30/40 Balloon	111	29,514,304	6.35	8.060	653	83.20
ARM - 2 Year/6 Month 30/50 Balloon	65	24,153,612	5.20	8.056	633	84.18
ARM - 3 Year/6 Month	96	16,461,099	3.54	8.226	626	82.25
ARM - 3 Year/6 Month IO	170	44,025,079	9.47	7.327	643	84.07
ARM - 3 Year/6 Month 30/40 Balloon	16	4,597,005	0.99	8.212	659	88.46
ARM - 3 Year/6 Month 30/50 Balloon	21	7,704,097	1.66	7.266	653	80.95
ARM - 5 Year/6 Month	7	1,728,513	0.37	7.215	650	68.83
ARM - 5 Year/6 Month IO	31	7,630,299	1.64	7.661	663	80.11
ARM - 5 Year/6 Month 30/50 Balloon	6	1,880,635	0.40	7.897	633	85.97
Total:	2,178	464,770,264	100.00	7.969	657	82.03

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,481	258,710,844	55.66	8.157	659	82.13
60	695	205,613,620	44.24	7.731	654	81.92
120	2	445,800	0.10	8.346	614	80.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	275	9,602,675	2.07	11.425	634	96.94
50,000.01 - 100,000.00	473	35,155,802	7.56	10.089	638	90.58
100,000.01 - 150,000.00	305	37,539,288	8.08	8.730	635	84.68
150,000.01 - 200,000.00	268	47,106,057	10.14	8.043	637	82.39
200,000.01 - 250,000.00	212	47,250,116	10.17	7.872	643	83.22
250,000.01 - 300,000.00	155	42,552,265	9.16	7.956	651	83.00
300,000.01 - 350,000.00	92	29,901,657	6.43	7.899	653	84.87
350,000.01 - 400,000.00	67	25,132,558	5.41	7.896	654	81.91
400,000.01 - 450,000.00	79	33,930,447	7.30	7.434	661	81.05
450,000.01 - 500,000.00	70	33,219,101	7.15	7.382	665	79.74
500,000.01 - 550,000.00	53	27,678,440	5.96	7.479	662	80.01
550,000.01 - 600,000.00	38	21,662,029	4.66	6.882	681	81.00
600,000.01 - 650,000.00	22	13,736,146	2.96	7.178	661	77.38
650,000.01 - 700,000.00	13	8,773,141	1.89	6.849	696	74.36
700,000.01 - 750,000.00	10	7,307,769	1.57	7.149	672	74.38
750,000.01 - 800,000.00	12	9,402,618	2.02	7.025	685	66.92
800,000.01 - 850,000.00	5	4,178,594	0.90	7.035	700	76.39
850,000.01 - 900,000.00	3	2,612,549	0.56	7.363	673	80.00
900,000.01 - 950,000.00	5	4,667,834	1.00	7.651	712	78.99
950,000.01 - 1,000,000.00	7	6,900,369	1.48	7.352	699	77.62
1,000,000.01 >=	14	16,460,810	3.54	7.406	721	73.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	276	9,628,783	2.07	11.430	634	96.95
50,000.01 - 100,000.00	472	35,129,694	7.56	10.087	638	90.57
100,000.01 - 150,000.00	306	37,688,957	8.11	8.730	635	84.67
150,000.01 - 200,000.00	268	47,156,319	10.15	8.032	637	82.39
200,000.01 - 250,000.00	211	47,050,186	10.12	7.881	643	83.24
250,000.01 - 300,000.00	155	42,552,265	9.16	7.956	651	83.00
300,000.01 - 350,000.00	92	29,901,657	6.43	7.899	653	84.87
350,000.01 - 400,000.00	67	25,132,558	5.41	7.896	654	81.91
400,000.01 - 450,000.00	79	33,930,447	7.30	7.434	661	81.05
450,000.01 - 500,000.00	70	33,219,101	7.15	7.382	665	79.74
500,000.01 - 550,000.00	54	28,228,130	6.07	7.492	662	80.30
550,000.01 - 600,000.00	37	21,112,339	4.54	6.850	682	80.63
600,000.01 - 650,000.00	22	13,736,146	2.96	7.178	661	77.38
650,000.01 - 700,000.00	13	8,773,141	1.89	6.849	696	74.36
700,000.01 - 750,000.00	10	7,307,769	1.57	7.149	672	74.38
750,000.01 - 800,000.00	12	9,402,618	2.02	7.025	685	66.92
800,000.01 - 850,000.00	5	4,178,594	0.90	7.035	700	76.39
850,000.01 - 900,000.00	3	2,612,549	0.56	7.363	673	80.00
900,000.01 - 950,000.00	5	4,667,834	1.00	7.651	712	78.99
950,000.01 - 1,000,000.00	7	6,900,369	1.48	7.352	699	77.62
1,000,000.01 >=	14	16,460,810	3.54	7.406	721	73.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03
Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	17	904,418	0.19	11.875	633	99.87
121 - 180	428	26,246,246	5.65	11.227	649	97.58
181 - 240	106	8,447,200	1.82	11.166	672	99.84
301 - 360	1,627	429,172,399	92.34	7.698	657	80.69
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	9	3,672,614	0.79	5.353	753	52.17
5.500 - 5.999	77	40,462,335	8.71	5.717	725	64.06
6.000 - 6.499	59	19,832,079	4.27	6.233	691	83.14
6.500 - 6.999	184	55,791,214	12.00	6.735	663	79.57
7.000 - 7.499	212	55,658,085	11.98	7.200	658	81.18
7.500 - 7.999	334	92,505,011	19.90	7.709	653	80.63
8.000 - 8.499	235	56,189,260	12.09	8.171	646	82.01
8.500 - 8.999	209	51,452,593	11.07	8.688	641	83.37
9.000 - 9.499	116	22,338,170	4.81	9.180	623	88.64
9.500 - 9.999	111	17,356,263	3.73	9.740	619	90.17
10.000 - 10.499	91	11,465,044	2.47	10.225	633	94.15
10.500 - 10.999	111	10,342,635	2.23	10.734	656	96.84
11.000 - 11.499	141	9,617,947	2.07	11.209	649	99.23
11.500 - 11.999	130	8,626,585	1.86	11.761	635	99.45
12.000 - 12.499	73	4,967,392	1.07	12.247	616	99.85
12.500 - 12.999	30	2,013,117	0.43	12.697	611	98.27
13.000 - 13.499	8	413,492	0.09	13.241	599	100.00
13.500 - 13.999	8	489,224	0.11	13.786	597	100.00
14.000 - 14.499	15	649,102	0.14	14.350	593	100.00
14.500 - 14.999	20	746,499	0.16	14.728	590	100.00
15.000 - 15.499	4	154,822	0.03	15.019	596	100.00
15.500 - 15.999	1	26,780	0.01	15.875	595	100.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or Equal to 50.00	42	12,338,469	2.65	6.381	693	41.05
50.01 - 55.00	11	5,183,779	1.12	5.888	705	52.35
55.01 - 60.00	25	6,200,182	1.33	6.561	672	58.20
60.01 - 65.00	35	12,778,578	2.75	6.262	704	63.47
65.01 - 70.00	38	10,133,582	2.18	7.258	658	68.41
70.01 - 75.00	45	16,667,075	3.59	6.856	664	73.80
75.01 - 80.00	973	259,363,193	55.80	7.629	656	79.94
80.01 - 85.00	72	18,492,819	3.98	7.968	621	84.13
85.01 - 90.00	114	27,672,228	5.95	8.101	648	89.33
90.01 - 95.00	86	18,805,119	4.05	8.260	652	94.72
95.01 - 100.00	737	77,135,242	16.60	10.118	650	99.97
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1 - 499	1	79,896	0.02	10.125	492	100.00
500 - 524	1	99,865	0.02	8.000	505	74.07
525 - 549	27	4,406,451	0.95	9.065	545	71.42
550 - 574	62	10,851,629	2.33	9.026	563	77.94
575 - 599	230	34,590,389	7.44	9.452	588	84.91
600 - 624	399	65,412,678	14.07	8.574	612	84.10
625 - 649	528	105,952,706	22.80	8.074	639	83.88
650 - 674	481	100,630,983	21.65	7.863	660	83.62
675 - 699	240	63,526,680	13.67	7.508	686	82.11
700 - 724	107	35,788,028	7.70	7.189	711	78.73
725 - 749	41	15,343,053	3.30	7.055	737	72.81
750 - 774	31	15,628,450	3.36	7.103	763	76.52
775 - 799	26	11,289,355	2.43	6.181	785	71.43
800 - 824	4	1,170,103	0.25	5.467	807	48.78
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	575	205,635,706	44.24	7.460	677	79.21
Florida	270	49,396,496	10.63	7.839	648	82.28
Arizona	138	22,666,378	4.88	8.239	640	83.22
Ohio	168	21,296,948	4.58	8.119	631	86.11
Texas	141	16,424,066	3.53	8.660	649	86.63
Maryland	50	13,054,308	2.81	8.194	633	81.98
Nevada	69	12,386,347	2.67	8.540	642	84.83
Illinois	73	12,185,080	2.62	8.678	645	83.14
Virginia	58	10,549,182	2.27	8.485	639	84.92
Michigan	72	10,220,070	2.20	9.023	648	87.23
Washington	52	10,066,402	2.17	8.148	641	83.30
Georgia	39	6,696,533	1.44	8.439	649	87.55
Pennsylvania	39	5,845,924	1.26	8.793	633	88.71
Oregon	29	5,448,295	1.17	8.037	641	82.03
Colorado	34	5,350,194	1.15	8.157	648	83.65
New York	21	5,149,381	1.11	8.316	646	78.52
New Jersey	18	4,830,939	1.04	8.883	636	84.28
Tennessee	40	4,451,437	0.96	8.447	628	87.43
Connecticut	12	3,592,814	0.77	8.831	603	83.53
Missouri	29	3,485,226	0.75	9.376	632	90.58
North Carolina	26	3,475,135	0.75	9.089	628	85.62
Minnesota	20	3,358,225	0.72	8.322	651	83.44
Indiana	21	2,908,848	0.63	8.903	620	83.44
Kentucky	13	2,831,052	0.61	7.893	654	81.54
Arkansas	21	2,677,705	0.58	8.561	643	88.53
Louisiana	21	2,459,056	0.53	8.775	637	86.86
New Mexico	17	2,426,724	0.52	9.123	618	80.52
Mississippi	15	2,251,465	0.48	8.608	630	88.04
Wisconsin	16	2,010,531	0.43	8.855	633	91.61
South Carolina	11	1,923,265	0.41	9.708	634	84.26
Hawaii	4	1,216,625	0.26	7.663	657	68.31
Alabama	7	1,122,618	0.24	8.855	616	87.17
Utah	5	959,806	0.21	7.718	640	85.24
Idaho	7	925,809	0.20	8.633	620	79.94
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Montana	3	716,552	0.15	10.028	564	81.89
Oklahoma	8	709,667	0.15	8.068	645	84.51
District of Columbia	2	674,796	0.15	8.435	680	89.34
Massachusetts	4	648,742	0.14	9.622	625	80.66
West Virginia	2	509,925	0.11	8.677	638	80.00
Iowa	7	460,305	0.10	9.400	629	91.35
Delaware	5	391,343	0.08	10.208	616	92.33
South Dakota	6	341,250	0.07	9.381	636	93.40
New Hampshire	2	284,070	0.06	9.682	601	89.19
Kansas	5	265,779	0.06	10.440	647	95.81
Wyoming	1	170,981	0.04	8.250	581	80.00
Maine	1	167,866	0.04	7.125	693	100.00
Alaska	1	150,400	0.03	9.625	542	80.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,150	459,866,969	98.95	7.966	657	82.04
Investment	23	4,214,848	0.91	8.395	647	80.04
Second Home	5	688,447	0.15	7.478	658	85.55
Total:	2,178	464,770,264	100.00	7.969	657	82.03

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full	1,354	289,496,095	62.29	7.822	649	81.75
Stated Documentation	584	122,089,834	26.27	8.144	669	82.88
Limited	96	30,614,435	6.59	8.293	673	81.85
No Documentation	144	22,569,900	4.86	8.469	664	81.36
Total:	2,178	464,770,264	100.00	7.969	657	82.03

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,693	319,944,176	68.84	8.264	656	84.69
Refinance - Cashout	418	121,432,980	26.13	7.411	654	76.94
Refinance - Rate Term	67	23,393,108	5.03	6.822	685	72.12
Total:	2,178	464,770,264	100.00	7.969	657	82.03

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,312	294,860,924	63.44	7.925	661	81.22
PUD	672	134,270,052	28.89	7.996	647	83.28
Condo	156	28,034,882	6.03	8.230	656	84.42
2-4 Family	38	7,604,406	1.64	8.218	662	82.79
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2007-05	2	391,399	0.11	8.694	598	79.71
2007-06	2	352,582	0.10	9.016	628	91.91
2007-07	2	751,190	0.21	8.159	643	86.95
2007-11	4	353,103	0.10	9.255	622	85.61
2007-12	5	1,709,354	0.48	7.200	644	80.25
2008-01	3	1,337,946	0.38	6.981	649	83.96
2008-02	1	648,000	0.18	6.875	675	90.00
2008-03	1	195,238	0.06	9.600	634	94.96
2008-06	1	106,694	0.03	8.400	610	90.00
2008-07	3	812,366	0.23	6.662	660	82.45
2008-08	4	1,663,784	0.47	8.133	648	71.05
2008-09	18	5,250,964	1.49	7.800	664	80.00
2008-10	45	12,998,514	3.69	8.283	641	81.81
2008-11	286	76,175,981	21.60	7.994	649	81.18
2008-12	305	80,539,650	22.84	8.033	652	83.42
2009-01	254	66,236,541	18.79	8.012	650	83.36
2009-02	72	19,051,565	5.40	7.891	652	81.04
2009-09	1	278,709	0.08	8.500	612	90.00
2009-10	15	3,245,396	0.92	7.993	633	81.49
2009-11	83	18,908,068	5.36	7.847	637	83.87
2009-12	104	25,350,434	7.19	7.455	642	82.96
2010-01	83	21,418,313	6.07	7.422	648	84.89
2010-02	17	3,586,360	1.02	7.548	619	80.48
2011-09	1	152,447	0.04	9.875	580	80.00
2011-11	10	2,076,600	0.59	8.398	633	77.40
2011-12	13	2,721,969	0.77	7.642	648	79.53
2012-01	18	5,172,831	1.47	7.090	655	79.90
2012-02	2	1,115,600	0.32	8.388	734	80.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	3	718,864	0.20	6.912	659	80.00
2.500 - 2.999	3	510,740	0.14	7.519	634	80.00
3.000 - 3.499	2	1,310,176	0.37	7.847	636	80.00
4.000 - 4.499	7	1,523,916	0.43	7.767	635	81.21
4.500 - 4.999	14	3,367,894	0.96	7.299	659	79.11
5.000 - 5.499	909	242,052,809	68.65	7.646	652	78.94
5.500 - 5.999	141	36,373,394	10.32	8.066	637	86.81
6.000 - 6.499	27	8,230,573	2.33	8.229	642	84.85
6.500 - 6.999	221	53,113,215	15.06	8.823	645	95.48
7.000 - 7.499	17	2,743,617	0.78	9.184	642	87.80
7.500 - 7.999	10	2,378,915	0.67	9.575	622	93.03
8.000 - 8.499	1	277,484	0.08	10.250	546	70.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	2	331,080	0.09	5.291	639	80.00
11.500 - 11.999	15	5,029,012	1.43	5.785	674	77.99
12.000 - 12.499	42	14,390,780	4.08	6.240	681	83.50
12.500 - 12.999	150	48,314,250	13.70	6.731	664	79.51
13.000 - 13.499	195	51,675,891	14.66	7.198	658	81.13
13.500 - 13.999	297	83,907,829	23.80	7.707	654	80.76
14.000 - 14.499	206	52,376,906	14.85	8.167	646	81.99
14.500 - 14.999	176	46,835,340	13.28	8.690	642	83.03
15.000 - 15.499	97	20,417,856	5.79	9.184	622	88.82
15.500 - 15.999	81	14,939,195	4.24	9.703	609	88.82
16.000 - 16.499	37	6,552,280	1.86	10.185	600	91.52
16.500 - 16.999	25	3,221,854	0.91	10.617	594	92.47
17.000 - 17.499	9	1,641,176	0.47	11.114	595	99.14
17.500 - 17.999	10	1,333,260	0.38	11.473	648	99.43
18.000 - 18.499	7	1,047,994	0.30	12.162	589	100.00
18.500 - 18.999	2	150,848	0.04	12.622	586	94.90
19.000 - 19.499	1	54,962	0.02	13.049	595	100.00
19.500 - 19.999	2	265,900	0.08	13.786	589	100.00
20.500 - 20.999	1	115,182	0.03	14.625	586	100.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.500 - 2.999	2	302,740	0.09	7.875	638	80.00
4.500 - 4.999	1	49,896	0.01	7.875	689	20.83
5.000 - 5.499	5	1,364,265	0.39	6.974	627	69.52
5.500 - 5.999	16	5,307,721	1.51	5.928	671	78.62
6.000 - 6.499	42	14,390,780	4.08	6.240	681	83.50
6.500 - 6.999	149	47,927,250	13.59	6.731	664	79.76
7.000 - 7.499	195	51,709,706	14.67	7.200	658	81.17
7.500 - 7.999	294	83,882,976	23.79	7.708	654	80.79
8.000 - 8.499	205	51,663,366	14.65	8.168	646	82.02
8.500 - 8.999	174	46,262,388	13.12	8.694	643	83.01
9.000 - 9.499	98	20,949,015	5.94	9.179	622	88.66
9.500 - 9.999	81	14,603,275	4.14	9.727	608	89.13
10.000 - 10.499	37	6,552,280	1.86	10.185	600	91.52
10.500 - 10.999	25	3,400,944	0.96	10.690	613	93.15
11.000 - 11.499	9	1,641,176	0.47	11.114	595	99.14
11.500 - 11.999	9	958,932	0.27	11.756	595	99.21
12.000 - 12.499	7	1,047,994	0.30	12.162	589	100.00
12.500 - 12.999	2	150,848	0.04	12.622	586	94.90
13.000 - 13.499	1	54,962	0.02	13.049	595	100.00
13.500 - 13.999	2	265,900	0.08	13.786	589	100.00
14.500 - 14.999	1	115,182	0.03	14.625	586	100.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	5	1,352,589	0.38	8.580	623	86.88
1.500	1	195,238	0.06	9.600	634	94.96
2.000	13	4,012,311	1.14	7.142	645	80.12
3.000	1,329	345,883,442	98.09	7.907	649	82.54
3.050	1	99,817	0.03	8.500	644	100.00
4.000	1	154,911	0.04	12.000	597	100.00
5.000	1	243,830	0.07	8.380	628	95.00
6.000	4	659,460	0.19	7.695	649	80.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,351	351,968,499	99.82	7.903	649	82.55
1.500	1	195,238	0.06	9.600	634	94.96
2.000	3	437,860	0.12	7.566	658	80.00
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	1,350	350,638,847	99.44	7.898	649	82.54
6.500 - 6.999	3	1,393,184	0.40	8.430	643	80.86
7.000 - 7.499	2	569,566	0.16	10.356	733	98.27
Total:	1,355	352,601,597	100.00	7.904	649	82.56
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	570	94,165,371	20.26	8.774	644	84.65
6	6	2,367,468	0.51	7.775	680	78.03
12	87	25,144,808	5.41	8.334	655	82.81
13	2	693,019	0.15	7.753	679	78.65
24	960	207,049,902	44.55	8.169	655	84.14
36	432	113,301,191	24.38	6.979	676	75.43
48	120	21,749,886	4.68	7.363	628	84.69
60	1	298,620	0.06	6.500	652	80.00
Total:	2,178	464,770,264	100.00	7.969	657	82.03

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2007-ASAP1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997
Karan Mehta	212-250-0869
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729
Justice Asante	212-250-8595

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.